Exhibit 10.11
EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT, effective of as of October 23, 2021 (the “Effective Date”), by and between MICROTRANSPONDER INC. (hereinafter referred to as the “Company”), and Thomas Jordan Curnes II, an individual residing at            (hereinafter referred to as the “Executive”).
WITNESSETH:
WHEREAS, the Company desires to secure the employment and assistance of the Executive and is willing to provide to the Executive the compensation and benefits described herein; and
WHEREAS, the Executive is willing to be employed with the Company pursuant to the terms and conditions of this Employment Agreement;
WHEREAS, the Executive has an existing employment agreement with the Company dated Jan. 1, 2019 that will remain in affect until the Effective Date;
NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, the Company and the Executive hereby agree as follows:
ARTICLE ONE
EMPLOYMENT, TITLE AND DUTIES
SECTION 1.1. Employment and Title. The Executive hereby agrees to perform services in the employ of the Company during the Employment Term (as such term is hereinafter defined) of this Employment Agreement and the Company hereby employs the Executive during such Employment Term, in accordance with the provisions of this Employment Agreement. During the Employment Term of this Employment Agreement, the Executive’s titles will be President. In the event that the Executive is a member of the Board, he shall not participate in any Board action or decision required or otherwise taken under or related to this Employment Agreement, and any determination of a majority vote of the Board hereunder shall be made by excluding the Board seat held by the Employee in such calculation.
SECTION 1.2. Duties. The Executive’s duties and responsibilities will be as described in the Company’s Bylaws and as delegated by the Board from time to time during the Employment Term of this Employment Agreement. The Executive shall exercise due diligence and reasonable care in the performance of his duties and responsibilities. The Executive shall use his best efforts to maintain and enhance the business and reputation of the Company.
ARTICLE TWO
SERVICE
SECTION 2.1. Service. The Executive agrees to devote a substantial portion of his business time, efforts and attention to the business and affairs of the Company, and not to serve as an executive officer of any other Competing Operating Company. The Executive may engage in personal investment activities and may serve on the board of directors (on in similar capacities for non-corporate entities) for any entity. The Executive may also expend reasonable time in charitable or civic activities. The term “Competing Operating Company” means an entity that is directly engaged in the manufacturing or sale of a device using electrical stimulation for implantation in the body and shall not include an Affiliate of the Company. The term “Affiliate” means a person who, directly or indirectly, either controls, is controlled by or is under common control with, the Company.
ARTICLE THREE
TERM
SECTION 3.1. Employment Term. Unless earlier terminated as contemplated herein, the term of this Employment Agreement will begin on the Effective Date and end on December 31, 2024, subject to Section 3.2 and the sentence following (hereinafter referred to as the “Employment Term”).
SECTION 3.2. Early Termination. Notwithstanding the provisions of Section 3.1 hereinabove, the Employment Term of this Employment Agreement shall cease upon the first to occur of the events described below in this Section 3.2.
(a)    Death or Disability. If the Executive shall die or become “Disabled” (as hereinafter defined), this Employment Agreement shall terminate, except for the provisions of Article Six. In such event, notwithstanding the termination of this Employment Agreement, the Executive (or his estate, as the case may be) shall be entitled to the Base Salary accrued under Section 4.1 to the date of death or Disability. For purposes of this Employment Agreement, the Executive shall be “Disabled” as of the first date on which the Executive becomes eligible to receive disability benefits under the Company’s long-term disability plan. In the event that the Company does not then maintain a long-term disability plan or such plan does not cover the Executive, the Executive shall be “Disabled” on the date the Executive is determined to be physically or mentally incapable of performing the usual and normal functions of his position, and has been so for a consecutive period of 120 days (or 120 days out of a 150-day period) as evidenced by a physician’s certification that is mutually acceptable to the Company and the Executive. In the event that no mutually acceptable certification can be obtained, then the Executive shall be deemed “Disabled” as of the date on which the Executive is determined by the Board to be “Disabled”.
(b)    Voluntary Resignation. In the event that the Executive shall resign from employment with the Company, then, as of the effective date of such resignation or as of any earlier date determined by the Board following receipt of such resignation, this Employment Agreement shall terminate except for the provisions of Article Six. The effective date of any resignation submitted by the Executive shall not be less than 30 days from the date of the giving of such notice. In such event, the Executive shall be paid his Base Salary through the date upon which the Executive’s employment shall terminate. After the payment of such Base Salary, no further compensation or benefits shall be due under this Employment Agreement.

(c)    Discharge for Cause. In the event that the Executive is discharged for “Cause” (as defined in this Section 3.2(c)), this Employment Agreement shall immediately terminate, other than the provisions of Article Six, and the Company shall pay the Base Salary accrued to date of termination. After the payment of such Base Salary, no further compensation or benefits shall be due under this Employment Agreement. For purposes of this Employment Agreement, the Executive may be terminated for “Cause” by majority vote of the Board (excluding, as provided in Section 1.1, the Executive) as a result of (i) the Executive’s repeated failure to perform his assigned duties (other than as a result of a cause or event outside of the control of the Executive), or to perform and observe his employment obligations under this Agreement, in either case if such failure is intentional or continues for 30 or more days after the Board gives written notice thereof to the Executive; (ii) any material breach of this Employment Agreement by the Executive and such breach continues for 30 or more days after the Company gives written notice thereof to the Executive; or (iii) the Executive’s conviction of or a plea of guilty or nolo contendre to a charge of felony, or for a misdemeanor involving fraud, embezzlement, theft, dishonesty or breach of fiduciary duty, or other criminal conduct, or the violation of any state or federal law (other than traffic violations or other insignificant infractions of law that do not affect the performance of duties hereunder); or (iv) any material violation of the written policies of the Company and such violation continues for 30 or more days after the Company gives written notice thereof to the Executive. In the event that the employment of the Executive is terminated pursuant to this Section 3.2(c), a final written notice of termination for Cause shall be provided to the Executive by the Company. In the event that the Executive shall dispute any such determination, the Executive may invoke Section 7.1 as to a determination of “Cause”, but not as to the Board’s right to terminate the employment of the Executive.
(d)    Discharge not for Cause. In the event that during the Employment Term of this Employment Agreement the Executive’s employment with the Company is terminated by the Board for any reason other than discharge for Cause as described in Section 3.2(c) above this Employment Agreement shall terminate as of the date of such termination, except for the provisions of Article Six, and the Executive shall receive all accrued Base Salary and a lump sum payment equal to 12 months of the Executives Base salary (based on taking the highest 12 month total the Executive had or would have received if he had remained employed for the full term of the Employment Agreement), such amounts payable at the time of such termination. The Executive agrees that the amounts the Executive has received are sufficient consideration to support the provisions of Article Seven.
(e)    Acceleration of Vesting Upon Change of Control or Termination pursuant to Section 7(d). In the event of a termination pursuant to Section 7(d), or, a Change of Control (as defined below), then each option held by the Executive shall (a) be deemed to be fully vested and exercisable immediately prior to the effective time of the Change of Control and (b) be assumed or an equivalent option or right substituted by the successor entity or one of its affiliates. “Change of Control” means (i) a merger or consolidation, or series of related transactions, which result in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation (ii) if all or substantially all the outstanding stock of the Company is transferred or exchanged in a single transaction or series of related transactions for shares of another entity or other property in which, after such transaction, the prior shareholders of the Company own fifty percent or less of the voting shares of the continuing or surviving entity, or (iii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.
ARTICLE FOUR
COMPENSATION
SECTION 4.1. Base Salary. During the Employment Term hereof, the Executive will be entitled to a base salary (“Base Salary”) of $240,000.00 per annum, payable in accordance with the Company’s payroll procedures (but in no event less than monthly).
ARTICLE FIVE
BENEFITS
SECTION 5.1. Vacation. The Executive shall be entitled to a minimum vacation time of five (5) weeks per year.
SECTION 5.2. Expense Reimbursement. The Executive shall be reimbursed for all reasonable out-of-pocket business, business travel and business entertainment expenses paid by the Executive.
SECTION 5.3. Continuing Education Expenses. The Executive shall be reimbursed for all continuing education expenses including attending conferences of interest.
ARTICLE SIX
INDEMNIFICATION
SECTION 6.1. Indemnification. The Executive will be entitled to the protection and benefits of any indemnification provisions of the Company’s Certificate of Incorporation and By-Laws, as either has been amended prior to the date hereof.
ARTICLE SEVEN
ARBITRATION AND CONFIDENTIALITY
SECTION 7.1. Arbitration. Any controversy or claim arising out of or relating to this Employment Agreement, or any breach thereof, shall be adjudged only by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in Texas, or such other place as may be agreed upon at the time by the parties to the arbitration. The arbitrator(s) shall, in their award, allocate between the parties the costs of arbitration, which shall include reasonable attorneys’ fees of the parties, as well as the arbitrators’ fees and expenses, in such proportions as the arbitrator(s) deem just.
SECTION 7.2. Covenant Not To Divulge Confidential Information. Employer is entitled to prevent the disclosure of Confidential Information. As a portion of the consideration for the employment of Executive and for the compensation being paid to Executive by Employer, Executive agrees at all times during the term of his employment hereunder and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Employer to further the business of Employer, and not to use except in the pursuit of the business of Employer, the confidential and proprietary information of the Employer, without the prior written consent of Employer.
SECTION 7.3. Executive Inventions And Works. Any invention, original work of authorship, idea, improvement, discovery, process, formula, code, algorithm, program, system, method or visual works (collectively, “Invention”), which is made, developed or conceived, either solely or jointly with others, by Executive (i) in the course of Executive’s employment, (ii) with the use of Company’s time, material or facilities, or (iii) in connection with the actual or demonstrably anticipated business, work, or research and development of Company, will be promptly and fully disclosed by the Executive to Executive’s supervisor at Company. Any such Invention will be the sole and absolute property of Company, including all patent, copyright, and other rights in respect thereof, and Executive hereby assigns, and upon the future creation thereof automatically assigns to Company without further consideration, and Executive agrees to assign to Company without further consideration, any right, title or interest Executive may have to such Invention in any medium, including all rights to create derivative works based thereon. At the request and expense of Company, either during or after employment, Executive will execute and deliver all such documents and will do all such other acts as may be in Company’s opinion necessary or desirable to secure to Company or its successors and assigns, complete, exclusive, perpetual, and worldwide right, title and interest in and to any such Invention. Executive agrees to keep and maintain adequate and current written records (in the form of notes, laboratory notebooks, sketches, drawings, and as may otherwise be specified by Company) of all inventions and original works of authorship made by me (solely or jointly with others) using Company’s resources, on Company’s time, or which relate to the actual or demonstrably anticipated business of Company, which records shall be available to and remain the sole property of Company at all times. The provisions of this paragraph shall be binding upon the heirs, successors, and assigns of Executive.
ARTICLE EIGHT
OTHER PROVISIONS
SECTION 8.1. Governing Law. This Employment Agreement will be governed by, construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts of law, rule or principle that might otherwise refer to the substantive law of another jurisdiction.
SECTION 8.2. Assignment. Except as otherwise indicated, this Employment Agreement is not assignable without the written authorization of both parties; provided that the Company may assign this Employment Agreement to any entity to which the Company transfers substantially all of its assets or to any entity which is a successor to the Company by reorganization, incorporation, merger or similar business combination. In the event of any such transfer or assignment by the Company, the rights and privileges of the Board hereunder shall be vested in the Board of Directors or other governing body of the transferee or successor entity, and the protection afforded to the Company and its affiliates hereunder shall extend to such transferee or successor entity and its affiliates. However, notwithstanding anything to the contrary contained herein, this Employment Agreement will be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company will require any such successor by agreement, in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Employment Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Employment Agreement, “the Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 8.2 or which otherwise becomes bound by all the terms and provisions of this Employment Agreement by operation of law. This Employment Agreement and all rights of the parties hereto shall inure to the benefit of and be enforceable by the parties hereto, their assigns, personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.
SECTION 8.3. Survival. Except as otherwise provided herein, the provisions of Article Six of this Employment Agreement shall survive the termination of this Employment Agreement.
SECTION 8.4. Agreement Supersedes. This Employment Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof. There are no other effective employment agreements, written or oral, between the Company and the Executive.
SECTION 8.5. Amendment. This Employment Agreement may be amended only by written amendment duly executed by both parties hereto or their legal representatives and authorized by action of the Board. Except as otherwise specifically provided in this Employment Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.
SECTION 8.6. Notices. Any notice or other communication required or permitted pursuant to the terms of this Employment Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States mail, first class, postage prepaid and registered with return receipt requested, addressed to the intended recipient at his or its address set forth below and, in the case of a notice or other communication to the Company, directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as the intended recipient may have theretofore furnished to the sender in writing in accordance herewith, except that until any notice of change of address is received, notices shall be sent to the following addresses:
If to the Executive:
Thomas Jordan Curnes II
If to the Company:
MicroTransponder Inc.
2802 Flintrock Trace
Austin, Texas 78738
SECTION 8.7. Severability. If any one or more of the provisions or parts of a provision contained in this Employment Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision or part of a provision of this Employment Agreement, but this Employment Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provisions or part thereof shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted by law.
SECTION 8.8. Headings. The headings in this Employment Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Employment Agreement.
SECTION 8.9. Counterparts. This Employment Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the date first above written.

By:	/s/ Thomas Jordan Curnes II
Name: Thomas Jordan Curnes II
Title: President

MICROTRANSPONDER INC.

By:	/s/ Nelson Bunker Curnes
Name: Nelson Bunker Curnes
Title: CFO